UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

AUGUST 31, 2010

Greystone Logistics, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	000-26331	75-2954680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1613 E. 15th, Tulsa, Oklahoma                                 74120
(Address of principal executive offices)                    (Zip Code)

(918) 583-7441
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On July 14, 2010, Greystone Logistics, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended May 31, 2010 (the “Original Earnings Release”).  Subsequently, on August 31, 2010, the Company issued a press release (the “Revised Earnings Release”) to provide additional information regarding certain financial results reported in the Original Earnings Release.  More specifically, the Revised Earnings Release (a) corrects certain financial information contained in the Original Earnings Release, and (b) provides a reconciliation of EBITDA (earnings before interest (including preferred dividends), income taxes, depreciation and amortization) with generally accepted accounting principles (“GAAP”) and certain related information.  The Revised Earnings Release is furnished herewith as Exhibit 99.1.

The information being furnished hereunder discloses EBITDA, a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  The Company believes that EBITDA is a useful measure of evaluating its financial performance because of its focus on the Company’s results from operations before interest, income taxes, depreciation and amortization.  EBITDA is utilized for internal analysis of the Company.  EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation or as an alternative to other financial measures determined under GAAP.  However, EBITDA is commonly used by investors, financial analysts and rating agencies as an alternative measure of evaluating, comparing and rating operating performance.  EBITDA presented by the Company may not be comparable to similarly titled measures reported by other companies.

The information in this Form 8-K, including exhibits, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

      99.1       Press Release dated August 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREYSTONE LOGISTICS, INC.

Date: August 31, 2010	By:	/s/ William W. Rahhal
William W. Rahhal
Interim Chief Financial Officer